EXHIBIT 21

                    SUBSIDIARIES OF REGISTRANT


       Subsidiary Name                   Jurisdiction of Incorporation
  -----------------------------       -----------------------------------

 Regent Electronics Corporation             Delaware

 Correlant Communications                   Delaware

 ARESCOM, Inc.                              California

 Lotus World, Inc.                          Delaware